UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2018

NORTHERN OIL AND GAS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota		55305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Pivotal Acquisition

On July 17, 2018, Northern Oil and Gas, Inc. (the “Company”) entered into two Purchase and Sale Agreements (the “Purchase Agreements”) with affiliates of Pivotal Petroleum Partners, namely Pivotal Williston Basin, LP and Pivotal Williston Basin II, LP (together, the “Pivotal Entities”), pursuant to which the Company has agreed to acquire, effective as of June 1, 2018, certain oil and gas properties and interests (the “Assets”). Upon closings under their respective Purchase Agreement, Pivotal Williston Basin, LP will receive initial consideration of $15.75 million and 5,930,100 shares of common stock and Pivotal Williston Basin II, LP will receive initial consideration of $52.65 million and 19,823,478 shares of common stock. In each case, the cash portion of the initial consideration is subject to adjustment resulting from pre- and post- effective date revenue and expense allocation and procedures relating to customary title and environmental matters.

The obligations of the parties to complete the transactions contemplated by the Purchase Agreements are subject to the satisfaction or waiver of customary closing conditions set forth in each Purchase Agreement. Upon termination of either Purchase Agreement under specified circumstances, generally relating to a failure by the Company to close or fulfill in any material respect any of its obligations under the respective Purchase Agreement, the Company would be required to forfeit to the applicable Pivotal Entity a cash deposit equal to 10% of the initial cash consideration.

The foregoing description of the Purchase Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified by, the full text of each Purchase Agreement, which is filed as Exhibits 2.1 and 2.2 hereto and incorporated herein by reference.

The Purchase Agreements have been included with this report to provide investors and security holders with information regarding the terms of the transactions contemplated therein. They are not intended to provide any other factual information about the Company, either Pivotal Entity or the Assets. The representations, warranties, covenants and agreements contained in the Purchase Agreements, which are made only for purposes of the respective agreement and as of specific dates, are solely for the benefit of the parties the respective Purchase Agreement, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Company security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, either Pivotal Entity, or the Assets. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02.	Unregistered Sales of Equity Securities.

Pivotal Acquisition

Under the Purchase Agreements, the Company has agreed to issue an aggregate of 25,753,578 shares of common stock (the “Initial Shares”) at closing and may in the future issue up to a maximum of 16,046,421 additional shares of its common stock (the “Additional Shares” and, together with the Initial Shares, the “Shares”). The Additional Shares would be issued only if the Company elects to use shares of its common stock to satisfy certain monthly payment obligations that may arise based on the average daily volume weighted average price of a share of the Company’s common stock as measured against specified reference prices for 12 of the 13 calendar months following closing.

The Shares will serve as partial consideration for the acquisition of the Assets and will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to a limited number of persons who are “accredited investors” or “sophisticated persons” as those terms are defined in Rule 501 of Regulation D promulgated by the U.S. Securities and Exchange Commission, without the use of any general solicitation or advertising to market or otherwise offer the securities for sale. None of the Shares have been registered under the Securities Act, or applicable state securities laws and none may be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements.

Exchange Agreement

On July 17, 2018, the Company entered into an exchange agreement with a holder of the Company’s 8.00% senior notes due 2020 (the “Notes”). Pursuant to the exchange agreement, the Company agreed to issue 3,057,559 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in exchange for $9,943,000 aggregate principal amount of the Notes.

Subject to certain exceptions, the holder agreed to lock-up restrictions on these shares for approximately nine months. If at the end of the lock-up period the average closing price of the Common Stock during a specified period is below a certain price, the Company will be required to issue additional shares of Common Stock to the holder. The initial shares of Common Stock are expected to be issued on July 20, 2018. The issuance of the shares of Common Stock in exchange for the Notes is being made in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 7.01.	Regulation FD Disclosure.

On July 18, 2018, the Company issued a press release announcing the entry into the Purchase Agreements. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On July 18, 2018, the Company issued a press release announcing the entry into the exchange agreement. The full text of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Purchase and Sale Agreement with Pivotal Williston Basin, LP, dated July 17, 2018*

2.2	Purchase and Sale Agreement with Pivotal Williston Basin II, LP, dated July 17, 2018*

99.1	Press Release dated July 18, 2018

99.2	Press Release dated July 18, 2018

*	Certain schedules and exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

Cautionary Statements Regarding Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts, including but not limited to statements in in this report regarding the anticipated closings under the Purchase Agreements, potential future payment obligations of the Company thereunder, and issuances of Company common stock are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including: risks related to the completion of the transactions contemplated by the Purchase Agreements and the exchange agreement, changes in crude oil and natural gas prices, the pace of drilling and completions activity on Northern’s properties, Northern’s ability to acquire additional development opportunities, changes in Northern’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which Northern conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern’s operations, products, services and prices. The Company has based these forward-looking statements on its current expectations and assumptions about future events. The Company does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2018	NORTHERN OIL AND GAS, INC.

	By	/s/ Erik J. Romslo
Executive Vice President, General Counsel and Secretary